Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is dated as of December 8, 2017 by and between General Cannabis Corp., a Colorado corporation (the “Company”) and Michael Feinsod (the “Executive”) (together, the “Parties”).

RECITALS

WHEREAS, the Parties wish to document the continuing role of the Executive as the Executive Chairman of the Board of Directors of the Company (the “Board”).

Accordingly, the Parties agree as follows:

1.

Employment. The Company hereby continues to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

2.

Position and Duties. The Executive hereby agrees to serve as Executive Chairman of the Board.  Such position shall have such duties of an executive character typically associated with such position and which shall delegated or assigned to the Executive from time to time by the Board. The Executive shall not be required to devote any specific amount of his business time, attention, skill and efforts to the business of the Company but it is anticipated that the Executive will devote significant time to the business and affairs of the Company. The Executive shall be not required to be based in the Company’s corporate headquarters in Denver, Colorado. However, it is understood that reasonable travel shall be required on behalf of the Company on a regular basis.  The Executive shall be permitted to engage in charitable, civic and other non-business activities, including serving in academic positions, and to serve as a member of the board of directors of other organizations that are not competitive with the business of the Company, with prior Board approval and so long as such activities do not interfere with the Executive’s duties hereunder.

3.

Compensation.

a.

Cash Compensation.  The Company shall pay the Executive a base salary of $10,000 per month, paid on the last day of each calendar month, subject to all applicable employment and income tax withholdings.

b.

Options Grant.  The Company shall recommend to the Board that the Executive be granted options to purchase 900,000 shares of Stock (the “Options”) as soon as reasonably practicable following the execution of this Agreement.  The Options shall have an exercise price equal to the Fair Market Value of the shares of Stock on the date of grant and shall consist of the following: (i) 600,000 shares subject to the Options shall have time-based vesting terms (the “Time Based Options”) with one-third of such shares vesting on each yearly anniversary of the date of grant, and (ii) 300,000 shares subject to the Options shall have performance-based vesting terms (the “Performance-Based Options”) with (a) one-third of such shares vesting when the trading price target of $3.50 per share is met in accordance with the applicable option agreement,  (b) an additional one-third of such shares vesting when the trading price target of $5.00 per share is met in accordance with the applicable option agreement, and (c) the remaining one-third of such shares vesting when the trading price target of $6.50 per share is met in accordance with the applicable option agreement.  The forms of such option agreements for the Time-Based Options and the Performance-Based Options are attached hereto as Exhibit A hereto.

c.

General Benefits and Plans. The Executive shall be entitled to participate in all compensation, employee stock option plans and employee benefit plans or programs, and to receive all benefits, including, but not limited to, health and welfare benefits, which are approved by the Board and are generally made available by the Company to all employees and to the extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof.  Notwithstanding any of the foregoing, nothing in this Agreement shall require the Company to establish, maintain or continue any particular plan or program nor preclude the amendment, rescission or termination of any such plan or program that may be established from time to time.

d.

Additional Compensation/Benefits.  The Executive shall be eligible to receive equity compensation (e.g., annual option grants) and other benefits or perks provided to non-employee directors of the Board.

4.

Indemnification.  The Executive shall, at all times, be indemnified by the Company to the extent provided by the Company’s articles of incorporation, bylaws and applicable law, in connection with his performance of services hereunder.  Additionally, the Executive shall be covered by the director and officer liability insurance provided to other directors and executives of the Company.  The Company shall continue to indemnify the Executive as provided above and, to the extent maintained for other officers and directors, maintain such liability insurance coverage for the Executive after the termination of this Agreement, for any claims that may be made against him with respect to his service as a director or Executive Chairman of the Company.

5.

Business Expenses/Legal Fee Reimbursement.

a.

The Company shall pay or reimburse the Executive for all reasonable travel in accordance with the Company’s standard policies and procedures and other reasonable expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement, subject to the Executive’s presentation of appropriate vouchers in accordance with such expense account policies and approval procedures as the Company may from time to time establish for  (including but not limited to prior approval of extraordinary expenses) and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

b.

The Company shall pay for directly or reimburse the Executive for attorneys’ fees he incurs in connection with this Agreement, subject to a cap of $10,000.  Payment shall be made within fifteen (15) days after submission of the invoice to the Company evidencing such legal fees.

6.

Termination.  The Executive’s service under this Agreement may be terminated by the Company with or without Cause, by the Executive with or without Good Reason or as a result of the Executive’s death or Disability.  Upon termination of his employment, except as otherwise provided in this Agreement, the Company shall have no further obligation to make or provide to the Executive, and the Executive shall have no further right to receive or obtain from the Company, any payments or benefits.

a.

Termination for Cause.  The Company may terminate the Executive’s employment for “Cause” by reason of any of the following: (i) formal admission by the Executive to (including a plea of guilty or nolo contendere to), or conviction of a felony, or any criminal offence involving the Executive’s moral turpitude under any applicable law, (ii) gross negligence or willful misconduct by the Executive in the performance of the Executive’s duties required by this Agreement; (iii) the commission of any fraud, misappropriation or misconduct by the Executive that causes demonstrable material injury, monetarily or otherwise, to the business of the Company, or (iv) material breach of this Agreement by the Executive.  Prior to a termination for Cause, the Company shall provide written notice to the Executive of the reason or reasons for a potential Cause determination and provide the Executive ten (10) days to cure the reason(s), if curable.  If cured, Cause shall no longer apply to the reason or reasons set forth in the Company’s notice.  If the Executive is terminated for Cause, the Company shall pay to the Executive, in a lump sum, any base salary that is earned by the Executive but unpaid as of the date of the Executive’s termination of employment, paid in accordance with the Company’s payroll practices, but in no event later than ten (10) days following the Executive’s termination of employment.  Following the Executive’s termination of employment for Cause, the Executive shall have no further rights to any compensation or any other benefits under this Agreement.

b.

Termination without Cause.  The Company may terminate the Executive’s Employment upon thirty (30) days prior notice provided to the Executive.

c.

Resignation for Good Reason.  The Executive may terminate with “Good Reason” which shall be communicated by written notice of termination from the Executive to the Company (the “Notice of Termination”). The Notice of Termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination and a written statement of the reason(s) for the termination. A Notice of Termination shall not be effective for a period of thirty (30) days after receipt of such Notice of Termination by the Company so that the Company has an opportunity to cure the reason or reason set forth in the Notice of Termination.  If cured, Good Reason shall no longer apply to the reason or reasons set forth in the Notice of Termination.  “Good Reason” shall mean a material breach of this Agreement by the Company.

d.

Resignation without Good Reason.  The Executive may resign without Good Reason upon 30 days prior notice provided to the Company. Upon the Executive’s resignation without Good Reason, the Company shall pay to the Executive, in a lump sum, any base salary that is earned by the Executive but unpaid as of the date of the Executive’s termination of employment, paid in accordance with the Company’s payroll practices, but in no event later than ten (10) days following the Executive’s termination of employment.  Following the Executive’s resignation of employment without Good Reason, the Executive shall have no further rights to any compensation or any other benefits under this Agreement.

e.

Termination as a result of death or Disability. The Executive’s services shall terminate upon the Executive’s death or Disability.  “Disability” shall mean, to the extent consistent with applicable federal and state law, the Executive’s inability by reason of physical or mental illness to fulfill his obligations hereunder for ninety (90) consecutive days or for a total of one hundred and eighty (180) days in any twelve (12) month period which, in the reasonable opinion of an independent physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive’s legal representative, renders the Executive unable to perform the essential functions of his job, even after reasonable accommodations are made by the Company. The Company is not, however, required to make unreasonable accommodations for the Executive or accommodations that would create an undue hardship on the Company.

f.

Severance Benefits upon Termination Without Cause or by the Executive with Good Reason or death or Disability.  Upon the Executive’s termination by the Company without Cause, by the Executive with Good Reason, or upon the death or Disability of the Executive, the Executive shall be entitled to receive continued payment of the Executive’s monthly base salary for six (6) months following such termination (the “Severance Period”).  The Company shall also pay an amount to the Executive equal to the Company’s cost of providing such benefits to the Executive for the Severance Period as if the Executive’s employment had not terminated subject to the Executive’s election for continuation coverage in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA Coverage”).  The payments and issuance of the stock described in this Section 6(f) shall not be paid or commence payment until the Company’s next regular payroll date occurring at least five (5) business days following the Executive’s satisfaction of the Release Condition (as defined below), but shall be retroactive to the next business day following the date of termination.

g.

Vesting of Options.  Subject to the Release Condition and notwithstanding anything to the contrary contained in the applicable option grant agreement with respect to the Time-Based Options, upon the Executive’s termination by the Company without Cause, by the Executive with Good Reason, upon the death or Disability of the Executive, the Time-Based Options shall become fully vested as to all shares then unvested.  The Performance-Based Options shall terminate upon the termination of the Executive’s employment to the extent then unvested.

h.

Release Condition.  Notwithstanding any other provision of this Agreement to the contrary, the Executive acknowledges and agrees that the payments and benefits set forth in Section 6(f) and 6(g) upon a termination of employment, are conditioned upon and subject to the Executive’s execution of a general waiver and release of all claims, in the form attached hereto as Exhibit B, which release must be executed, delivered, and not revoked within sixty (60) days following such termination (the “Release Condition”).  Payments and benefits under Sections 6(g) and 6(g) shall be made or provided or shall commence on the first regular payroll date that is after the sixtieth (60th) day after termination of employment, provided that the Release Condition is satisfied.

7.

Confidential Information.

a.

The Executive acknowledges that the Company continually develops Confidential Information, that the Executive may develop Confidential Information for the Company, and that the Executive may learn of Confidential Information during the course of his employment.  The Executive will comply with the policies and procedures of the Company for protecting Confidential Information applicable to its executives generally and shall not disclose to any person or use, other than as required by applicable law or for the proper performance of his duties and responsibilities to the Company, any Confidential Information obtained by the Executive incident to his employment or other association with the Company.  The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.  For purposes of this Agreement, “Confidential Information” means any and all information of the Company that is not generally known by others with whom they compete or do business, or with whom any of them plans to compete or do business, and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company, would assist in competition against them.  [Confidential Information includes, without limitation, such information relating to (i) the development, research, testing, manufacturing, marketing, and financial activities of the Company, (ii) the products of the Company, (iii) the costs, sources of supply, financial performance, and strategic plans of the Company, (iv) the identity and special needs of the customers of the Company, and (v) the people and organizations with whom the Company has business relationships and those relationships.  Confidential Information also includes any information that the Company has received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.  Confidential Information shall not include any such information (i) is or becomes in the public domain without any breach by the Executive of his obligations hereunder, (ii) has been or is later (after the Executive’ termination of  employment) lawfully acquired by the Executive from sources that the Executive does not know, after reasonable inquiry, to be prohibited from making such disclosure by a confidentiality obligation or other legal, contractual or fiduciary obligation owed to the Company, or (iii) is developed after the termination of employment by the Executive or any of the Executive’s affiliates without violating Section 7 hereof.

b.

All documents, records, tapes, and other media of every kind and description relating to the business, present or otherwise, of the Company and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company.  The Executive shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Company may specify, all Documents then in the Executive’s possession or control.  The Executive shall immediately return such Documents and other property to the Company upon the termination of his employment and, in any event, at the Company’s request.  The Executive agrees further that any property situated on the premises of, and owned by, the Company, including disks and other storage media, filing cabinets, or other work areas, is subject to inspection by the Company’s personnel with advance written notice to the Executive.

c.

Notwithstanding anything to the contrary contained herein:

i.

nothing in this Agreement shall prohibit the Executive from reporting possible violations of federal law or regulation to or otherwise cooperating with or providing information requested by any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.  The Executive does not need the prior authorization of the Company to make any such reports or disclosures and is not required to notify the Company that he has made such reports or disclosures; and

ii.

the Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purposes of reporting or investigating a suspected violation of law or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company’s trade secrets to his attorney and use the trade secret information in the court proceeding if the Executive (x) files any document containing the trade secret under seal and (y) does not disclose the trade secret, except pursuant to court order.

8.

Section 409A Compliance. The Parties intend for this Agreement either to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to be exempt from the application of Code Section 409A, and this Agreement shall be construed and interpreted accordingly. Notwithstanding anything in this Agreement to the contrary, in the event that the Executive is deemed to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), no payments hereunder that are “deferred compensation” subject to Code Section 409A shall be made to the Executive prior to the date that is six (6) months after the date of the Executive’s “separation from service” (as defined in Code Section 409A) or, if earlier, the date of the Executive’s death.  Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Code Section 409A that is also a business day.  For purposes of Code Section 409A, each of the payments that may be made hereunder is designated as a separate payment.  For purposes of this Agreement, with respect to payments of any amounts that are considered to be “deferred compensation” subject to Code Section 409A, references to “termination of employment” (and substantially similar phrases) shall be interpreted and applied in a manner that is consistent with the requirements of Code Section 409A.  To the extent that any reimbursements under this Agreement are taxable to the Executive, any such reimbursement payment due to the Executive shall be paid to the Executive as promptly as practicable consistent with Company practice following the Executive’s appropriate itemization and substantiation of expenses incurred, and in all events on or before the last day of the Executive’s taxable year following the taxable year in which the related expense was incurred.  The taxable reimbursements under this Agreement that could constitute “deferred compensation” within the meaning of Code Section 409A are not subject to liquidation or exchange for another benefit, and the amount of such benefits and reimbursements that the Executive receives in one taxable year shall not affect the amount of such benefits or reimbursements that the Executive receives in any other taxable year.

9.

Section 280G Best After-Tax. If any payment or benefit that Executive would receive under this Agreement or otherwise, when combined with any other payment or benefit Executive receives that is contingent upon a change in control of the Company (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (“Excise Tax”), then at the sole discretion of the Executive, such Payment shall be either (x) the full amount of such Payment or (y) such lesser amount as would result in no portion of the Payment being subject to the Excise Tax (the “Reduced Amount”), whichever of the foregoing amounts, taking into account the applicable federal, state and local employment taxes, income taxes and the Excise Tax, that the Executive chooses which may result in Executive’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in a manner necessary to provide Executive with the greatest economic benefit. If more than one manner of reduction of payments or benefits necessary to arrive at the Reduced Amount yields the greatest economic benefit, the payments and benefits shall be reduced pro rata.

10.

General Provisions

a.

Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by certified or registered mail or by use of an independent third party commercial delivery service for same day or next day delivery and providing a signed receipt as follows:

If to the Company:

General Cannabis Corp.

6565 E. Evans Ave

Denver, CO 80224

Attention:  Chief Executive Officer

With a copy to:

Murray Indick

Partner

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

If to the Executive:

Michael Feinsod

Infinity Capital

200 South Service Road, Suite 207

Roslyn, NY 11577

b.

Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

c.

Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

d.

Arbitration. Any dispute arising out of or asserting breach of this Agreement, or any statutory or common law claim by the Executive relating to his employment under this Agreement or the termination thereof (including any tort or discrimination claim), shall be exclusively resolved by binding statutory arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Such arbitration process shall take place in New York, New York. A court of competent jurisdiction may enter judgment upon the arbitrator’s award. Each party shall pay the costs and expenses of arbitration (including fees and disbursements of counsel) incurred by such party in connection with any dispute arising out of or asserting breach of this Agreement.

e.

Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

f.

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. Each party consents to the jurisdiction and venue of the state or federal courts in New York County, New York in any action, suit or proceeding arising out of or relating to this Agreement.

g.

Entire Agreement. This Agreement, together with the agreement(s) evidencing the Options (which agreement is partially amended as set forth herein), constitute the entire agreement between the Parties relating to this subject matter hereof and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of the Executive and the Board.  No oral waiver, amendment or modification will be effective under any circumstances whatsoever.  This Agreement supersedes and replaces in its entirety the Executive Chairman of the Board and Director Agreement dated August 4, 2014, between the Company and the Executive, including any requirement to issuance a number of shares of common stock to Infinity Capital, LLC equal to 10% of any new issuances by the Company (and the Executive hereby waives and releases the Company from any such obligation in the past or in the future pursuant to the terms of such agreement).

h.

Nondisparagement.  The Executive and the Company agree that each party, during the Executive’s employment and for a period of [two (2)] years thereafter, shall not, in any communications with the press or other media or any customer, client, supplier or member of the investment community, criticize, ridicule or make any statement which disparages or is derogatory of the other party; provided, that the Company’s obligations shall be limited to communications by its senior corporate executive officers (“Specified Executives”), and it is agreed and understood that any such communication by any Specified Executive (or by any executive at the behest of a Specified Executive) shall be deemed to be a breach of this provision by the Company. Notwithstanding the foregoing, neither the Executive nor the Company shall be prohibited from making truthful statements in connection with any arbitration proceeding concerning a dispute relating to this Agreement.

IN WITNESS WHEREOF, the Parties have executed the Agreement as of the date and year first above written.

GENERAL CANNABIS CORP.

By: /s/ Robert Frichtel

Name:  Robert Frichtel

Title:  Chief Executive Officer

EXECUTIVE

/s/ Michael Feinsod

Name:  Michael Feinsod

EXHIBIT A

Forms of Option Agreements

A-1

EXHIBIT B

WAIVER AND RELEASE OF CLAIMS

In connection with the termination of employment of ____________ (“Executive”) pursuant to the employment agreement between Executive and General Cannabis Corp., a Colorado corporation (the “Company”), dated as of [    ] (the “Employment Agreement”), Executive agrees as follows.  Capitalized terms used but not defined herein shall have the meanings given to them in the Employment Agreement.

1.

Waiver and Release.

(a)

Definition.  As used in this Waiver and Release of Claims (this “Release”), the term “claims” shall include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, both known and unknown, in law, equity, or otherwise.

(b)

Waiver and Release.  For and in consideration of the payments and benefits provided in Sections 6(f) and 6(g) of the Employment Agreement (the “Severance Amount”), Executive, for and on behalf of Executive and his heirs, administrators, executors, and assigns, effective as of the Effective Date (as defined below), does fully and forever waive and release, remise, and discharge the Company, each of its Affiliates, each of their respective predecessors and successors, and each of their respective current and former directors, officers, employees, shareholders, partners, members, agents, and representatives (collectively, the “Released Parties”) from any and all claims that Executive had, may have had, or now has against the Released Parties collectively or any of the Released Parties individually, for any claim arising out of or attributable to Executive’s employment or the termination of Executive’s employment with the Company, and also including but not limited to claims of breach of contract, wrongful termination, unjust dismissal, defamation, libel, or slander, or claims under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, or sexual preference.  This release of claims includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act of 1967 (the “ADEA”), Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family Medical Leave Act, the Equal Pay Act, and any other federal, state, and local labor and anti-discrimination law, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees.  Executive hereby agrees to waive any and all claims to re-employment with the Company or any of its Affiliates and affirmatively agrees not to seek further employment with the Company or any of its Affiliates.  Notwithstanding any provision of this Release to the contrary, by executing this Release, Executive is not releasing (i) any claims under COBRA; (ii) any claims or rights under the Company’s indemnification policy; (iii) any claims with respect to the Severance Amount; or (iv) any claims that may not be released as a matter of law.

(c)

Age Discrimination.  Executive specifically releases all claims against the Released Parties under the ADEA relating to Executive’s employment and its termination.

(d)

No Proceedings.  Executive represents that Executive has not filed or permitted to be filed against any of the Released Parties, individually or collectively, any lawsuit, complaint, charge, proceeding, or the like, before any local, state, or federal agency, court, or other body (each, a “Proceeding”), and Executive covenants and agrees that Executive will not do so at any time hereafter with respect to the subject matter of this Release and claims released pursuant to this Release (including, without limitation, any claims relating to the termination of Executive’s employment), except as may be necessary to enforce this Release or Executive’s rights to the Severance Amount under the Employment Agreement, to seek a determination of the validity of the waiver of Executive’s rights under the ADEA, or to initiate or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”).  Except as otherwise provided in the preceding sentence, (i) Executive will not initiate or cause to be initiated on his behalf any Proceeding, and will not participate (except as required by law) in any Proceeding of any nature or description against any of the Released Parties individually or collectively that in any way involves the allegations and facts that Executive could have raised against any of the Released Parties individually or collectively as of the date hereof, and (ii) Executive waives any right he may have to benefit in any manner from any relief (monetary or otherwise) arising out of any Proceeding.

2.

Acknowledgment of Consideration.  Executive is specifically agreeing to the terms of this Release because the Company has agreed to pay Executive the Severance Amount to which Executive was not otherwise entitled under the Company’s policies or under the Employment Agreement (in the absence of providing this Release).  The Company has agreed to provide the Severance Amount because of Executive’s agreement to accept it in full settlement of all possible claims Executive might have or ever had, and because of Executive’s timely execution and non-revocation of this Release.

3.

Executive Acknowledgments.  EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE IN ITS ENTIRETY, FULLY UNDERSTANDS ITS MEANING, AND IS EXECUTING THIS RELEASE VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE. EXECUTIVE ACKNOWLEDGES AND WARRANTS THAT EXECUTIVE HAS BEEN ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE.

B-1

4.

Review and Revocation Period.  The offer to accept the terms of this Release is open for twenty-one (21) days from the date Executive receives this Release.  Executive shall have the right to revoke this Release for a period of seven (7) days following Executive’s execution of this Release, by giving written notice of such revocation to the Company.  This Release shall not become effective until the eighth (8th) day following Executive’s execution of it (the “Effective Date”).

5.

Remedies.  Executive understands and agrees that if Executive breaches any provisions of this Release or fails to timely execute and deliver this Release, or timely revokes his acceptance of its terms, in addition to any other legal or equitable remedy the Company may have, the Company shall be entitled to cease making any payments or providing any benefits to Executive, including payment of the Severance Amount, and Executive shall reimburse the Company for all attorneys’ fees and costs incurred by it arising out of any such breach.  The remedies set forth in this paragraph shall not apply to any challenge to the validity of the waiver and release of Executive’s rights under the ADEA.  In the event that Executive challenges the validity of the waiver and release of Executive’s rights under the ADEA, then the Company’s right to attorneys’ fees and costs shall be governed by the provisions of the ADEA, so that the Company may recover such fees and costs if the lawsuit is brought by Executive in bad faith.  Any such action permitted by this paragraph, however, shall not affect or impair any of Executive’s obligations under this Release, including without limitation, the release of claims in Section 1 hereof.  Executive agrees further that nothing herein shall preclude the Company from recovering attorneys’ fees, costs, or any other remedies specifically authorized under applicable law.

6.

No Admission.  Nothing herein shall be deemed to constitute an admission of wrongdoing by any of the Released Parties.  Neither this Release nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit, or action, other than an action to enforce this Release.

7.

Governing Law.  This Release shall be construed and enforced under and be governed in all respects by the laws of the State of New York without regard to the conflict of laws principles thereof.

[signature page follows]

B-2

IN WITNESS WHEREOF, Executive has hereunto set his hand as of the day and year set forth opposite Executive’s signature below.

DATE	EXECUTIVE
(not to be executed until termination of employment)

[Signature Page to Waiver and Release of Claims]